Exhibit (1)(m)

AMENDMENT NO. 11 TO THE TRUST INSTRUMENT

UBS MONEY SERIES

Pursuant to Article IV, Section 1 and Article X, Section 8 of the Trust Instrument of UBS Money Series (the “Trust”), the Trust Instrument of the Trust, dated April 29, 1998, as amended on July 28, 1999, May 9, 2001, April 8, 2002, March 15, 2004, August 28, 2007, October 6, 2008, May 20, 2015, October 16, 2015, December 30, 2015 and April 15, 2016 is hereby further amended as indicated below.

Schedule A is hereby amended to read as follows:

Series of the Trust

UBS Liquid Assets Government Fund

UBS Select Prime Institutional Fund

UBS Select Treasury Institutional Fund

UBS Tax-Free Reserves Fund

UBS Select Prime Preferred Fund

UBS Select Treasury Preferred Fund

UBS Tax-Free Preferred Fund

UBS Select Prime Investor Fund

UBS Select Treasury Investor Fund

UBS Tax-Free Investor Fund

UBS Select Treasury Capital Fund

UBS Prime Investor Fund

UBS Prime Preferred Fund

UBS Prime Reserves Fund

UBS Select Government Institutional Fund

UBS Select Government Preferred Fund

UBS Select Government Investor Fund

UBS Select Government Capital Fund

UBS RMA Government Money Market Fund

Note Regarding Name Changes for Certain Series and Abolishment of Other Series:

The names of the Series of the Trust referenced above reflect the renaming of UBS Select Tax-Free Institutional Fund, UBS Select Tax-Free Preferred Fund, and UBS Select Tax-Free Investor Fund effective as of August 26, 2016. The Series that have been known as UBS Select Tax-Free Institutional Fund, UBS Select Tax-Free Preferred Fund, and UBS Select Tax-Free Investor Fund are renamed UBS Tax-Free Reserves Fund, UBS Tax-Free Preferred Fund, and UBS Tax-Free Investor Fund, respectively, effective as of August 26, 2016. In addition, the above listing also reflects that the Board of Trustees of the Trust has abolished the following two Series of the Trust effective as of June 24, 2016: UBS Select Prime Capital Fund and UBS Select Tax-Free Capital Fund.

CERTIFICATE

I, Keith A. Weller, Vice President and Assistant Secretary of UBS Money Series, hereby certify that: (i) this Amendment No. 11 to the Trust Instrument was authorized pursuant to resolutions duly adopted by the Trust’s Board of Trustees at meetings duly called and held on January 26, 2016 and March 9, 2016, and (ii) this Amendment No. 11 to the Trust Instrument of UBS Money Series is made in accordance with the provisions of the Trust Instrument and will become effective upon the 26th day of August, 2016. This certificate is executed as of August 24, 2016.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date indicated above.

By:	/s/ Keith A. Weller
Keith A. Weller
Vice President and Assistant Secretary
UBS Money Series

Subscribed and sworn before me this 24th day of August, 2016:

/s/ Barbara A. Valente
Notary